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                                                                     EXHIBIT 2.1

                    PLAN OF REORGANIZATION AND ACQUISITION

                    PURSUANT TO SECTION 26B OF CHAPTER 172
                     OF THE GENERAL LAWS OF MASSACHUSETTS


        This Plan of Reorganization and Acquisition (the "Plan") is dated as of October 8, 1998, and made between Cape Cod Bank and Trust Company, a Massachusetts trust company (the "Bank"), and CCBT Bancorp, Inc., a Massachusetts corporation ("Bancorp").

        The Bank is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with its principal office at 307 Main Street, Hyannis, Massachusetts 02601. As of the date hereof, the authorized capital stock of the Bank consists of 12,000,000 shares of common stock, par value $2.50 per share (the "Bank Common Stock"), of which 9,061,064 shares are issued and outstanding and 400,000 shares are reserved for issuance under the Cape Cod Bank and Trust Company 1997 Stock Option Plan (as the same may be renamed from time to time) (the "Stock Option Plan").

        Bancorp is a corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with its principal office at 307 Main Street, Hyannis, Massachusetts 02601. The articles of organization of Bancorp at the Effective Time (as defined herein) will provide for authorized capital stock consisting of 12,000,000 shares of common stock, par value $1.00 per share (the "Bancorp Common Stock"). As of the date hereof, there are 100 shares of Bancorp Common Stock issued and outstanding, all of which are held by the Bank.

        The Bank and Bancorp have agreed that Bancorp will acquire all of the issued and outstanding shares of Bank Common Stock in exchange for shares of Bancorp Common Stock pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts and of this Plan. The Plan has been adopted and approved by a vote of a majority of all the members of the Board of Directors of the Bank and by a vote of a majority of all the members of the Board of Directors of Bancorp. The officers of the Bank and of Bancorp whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

        Now, THEREFORE, in consideration of these premises, the Bank and Bancorp agree as follows:


SECTION 1 - APPROVAL AND FILING OF PLAN

        1.1. The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with the applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Barnstable, Commonwealth of Massachusetts. Both of said publications shall be at least fifteen days prior to the date of the meeting.

        1.2. Upon approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Bank Common Stock as required by law, the Bank and Bancorp shall submit the Plan to the Commissioner of Banks of the Commonwealth of Massachusetts (the "Bank Commissioner") for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts. The Plan shall be accompanied by such certificates of the respective officers of the Bank and Bancorp, as well as filing fees, as may be required by law and a written request from the Bank that the Plan not be filed by the Bank Commissioner until such future time as the Bank Commissioner shall have received from the Bank and Bancorp the written notice described in Subsection 2.1.

        1.3. If the requisite approval of the Plan is obtained at the meeting of holders of Bank Common Stock referred to in Subsection 1.1, thereafter and until the Effective Time, as hereinafter defined, the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend
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indicating that the Plan has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to acquisition by Bancorp pursuant to the Plan.

SECTION 2 - DEFINITION OF EFFECTIVE TIME

        2.1. The Plan shall become effective at 12:01 A.M. on the first business day following the date on which the Bank and Bancorp advise the Bank Commissioner in writing (i) that all the conditions precedent to the Plan becoming effective specified in Section 5 have been satisfied and (ii) that the Plan has not been abandoned by the Bank or Bancorp in accordance with the provisions of Section 6, or at such other date and time as is specified in such written notice to the Bank Commissioner. Such time is hereafter called the "Effective Time."

SECTION 3 - ACTIONS AT THE EFFECTIVE TIME

        3.1. At the Effective Time, Bancorp shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all the then issued and outstanding shares of Bank Common Stock and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, Bancorp shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

        3.2. At the Effective Time, the shares of Bancorp Common Stock which are outstanding immediately prior to the Effective Time shall be canceled.

        3.3. At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock shall, without any further action on their part or on the part of Bancorp, automatically and by operation of law cease to own such shares and shall instead become owners of one share of Bancorp Common Stock for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of Bancorp Common Stock, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof.

        3.4. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Bancorp Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

        3.5. Notwithstanding any of the foregoing, any Dissenting Stockholder, as defined in Subsection 8.1, shall have such rights as are provided by Subsection 8.2 and by the laws of the Commonwealth of Massachusetts.

SECTION 4 - ACTIONS AFTER THE EFFECTIVE TIME

        As soon as practicable and in any event not more than thirty days after the Effective Time:

        4.1. Bancorp shall deliver to the transfer agent for the Bank and Bancorp (the "Transfer Agent"), as agent for the then holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which dissenters' appraisal rights shall have been exercised), a certificate or certificates for the aggregate number of shares of Bancorp Common Stock (the "New Certificates"), to which said holders shall be entitled. Each such holder may surrender his Old Certificate to the Transfer Agent and receive in exchange therefor a New Certificate for an equal number of shares of Bancorp Common Stock. However, holders of Old Certificates need not surrender Old Certificates to the Transfer Agent in exchange for a New Certificate. The Transfer Agent shall treat Old Certificates as representing for all purposes an equal number of shares of Bancorp Common Stock.

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        4.2. Bancorp may publish a notice to the holders of all Old Certificates specifying the Effective Time of the Plan and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange for a New Certificate representing an equal number of shares of Bancorp Common Stock. Such notice may likewise be given by mail to such holders at their addresses on the Bank's records.

SECTION 5 - CONDITIONS PRECEDENT

        The Plan and the acquisition provided for herein shall not become effective unless all of the following first shall have occurred:

        5.1. The Plan shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding Bank Common Stock at a meeting of such stockholders called for such purpose.

        5.2. The Plan shall have been approved by the Bank Commissioner and a copy of the Plan with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B of Chapter 172 of the General Laws of Massachusetts.

        5.3. Any approval, consent, or waiver required by the Board of Governors of the Federal Reserve System shall have been received, and any waiting period imposed by applicable law shall have expired.

        5.4. The Bank shall have received a favorable opinion from its counsel, satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of the Plan and the acquisition contemplated thereby.

        5.5. The shares of Bancorp Common Stock to be issued to the holders of Bank Common Stock pursuant to the Plan shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws.

        5.6. The Bank and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by the Bank or Bancorp, prior to the consummation of the acquisition provided for by the Plan and to Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it thereunder.

SECTION 6 - ABANDONMENT OF PLAN

        6.1. The Plan may be abandoned by either the Bank or Bancorp at any time before the Effective Time in the event that:

             (a) Necessary regulatory approvals cannot be obtained, or the conditions or obligations associated with such regulatory approvals make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of Bank or Bancorp;

             (b) The number of shares of Bank Common Stock owned by Dissenting Stockholders, as defined in Subsection 8.1, shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or Bancorp;

             (c) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or Bancorp; or

             (d) For any other reason consummation of the acquisition contemplated by the Plan is inadvisable in the opinion of the Bank or Bancorp.

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        Such abandonment shall be effected by written notice by either the Bank or Bancorp to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such on the part of the Bank or Bancorp or the Directors, officers, employees, agents or stockholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and Bancorp in connection with the Plan and the proposed acquisition. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.

SECTION 7 - AMENDMENT OF PLAN

        7.1. The Plan may be amended or modified at any time by mutual agreement of the Boards of Directors of Bancorp and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Bank Commissioner shall approve of such amendment or modification.

SECTION 8 - RIGHTS OF DISSENTING STOCKHOLDERS

        8.1. "Dissenting Stockholders" shall mean those holders of Bank Common Stock who file with the Bank before the taking of the vote on the Plan, written objection to the Plan, pursuant to Section 86 of Chapter 156B of the General Laws of Massachusetts, stating that they intend to demand payment for their shares of Bank Common Stock if the Plan is consummated and whose shares are not voted in favor of the Plan.

        8.2. Dissenting Stockholders who comply with the provisions of Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the fair value of such shares as provided by law, shall be canceled. Shares of Bancorp Common Stock, to which Dissenting Stockholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Bancorp Common Stock and may be sold or otherwise disposed of by Bancorp at the discretion of, and on such terms as may be fixed by, its Board of Directors.

SECTION 9 - STOCK OPTIONS

        By voting in favor of the Plan and by consummation of the acquisition contemplated by the Plan, Bancorp shall have approved adoption by Bancorp of the Stock Option Plan of the Bank as the Stock Option Plan of Bancorp and shall have agreed to issue Bancorp Common Stock in lieu of Bank Common Stock pursuant to stock options then outstanding under the Stock Option Plan. As of the Effective Time, the unexercised portion of the options outstanding under the existing Stock Option Plan shall be assumed by Bancorp and thereafter shall be exercisable only for shares of Bancorp Common Stock, with each such option being exercisable for a number of shares of Bancorp Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such option. Bancorp and the Bank shall make appropriate amendments to the Stock Option Plan to reflect the adoption of such plan as the Stock Option Plan of Bancorp without adverse effect upon the options outstanding under the Stock Option Plan.

SECTION 10 - GOVERNING LAW

        The Plan shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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SECTION 11 - COUNTERPARTS

        The Plan may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of the Plan, it shall not be necessary to produce or account for more than one such counterpart.

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                                        CAPE COD BANK AND TRUST COMPANY


                                        By: /s/ Stephen B. Lawson
                                           -------------------------------------
                                           Stephen B. Lawson
                                           President and Chief Executive Officer
ATTEST:

/s/ Noal D. Reid
-----------------------
Noal D. Reid
Chief Financial Officer


                                        CCBT BANCORP, INC.


                                        By: /s/ Stephen B. Lawson
                                           -------------------------------------
                                           Stephen B. Lawson
                                           President and Chief Executive Officer
ATTEST:

/s/ Noal D. Reid
------------------------
Noal D. Reid
Chief Financial Officer



I hereby approve this Plan of Reorganization and Acquisition.


1/29/99                                     /s/ Thomas J. Curry
-------                                     ---------------------
Date                                        Commissioner of Banks

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